                                                                   EXHIBIT 10.46

                                                     EXECUTION COPY - 22 03 2004

                            ASSET PURCHASE AGREEMENT

                               MANTEIA TECHNOLOGY

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                                                     EXECUTION COPY - 22 03 2004

ARTICLE.1           PURCHASE AND SALE OF ASSETS.................................        5

ARTICLE.2           CLOSING AND PURCHASE PRICE..................................        6

ARTICLE.3           REPRESENTATIONS AND WARRANTIES OF THE SELLER................        8

ARTICLE.4           REPRESENTATIONS AND WARRANTIES OF SOLEXA....................        9

ARTICLE.5           REPRESENTATIONS AND WARRANTIES OF LYNX......................       10

ARTICLE.6           OTHER COVENANTS AND AGREEMENTS OF THE SELLER................       13

ARTICLE.7           OTHER COVENANTS AND AGREEMENTS OF THE BUYERS................       15

ARTICLE.8           OTHER COVENANTS AND AGREEMENTS OF LYNX  AND THE SELLER
                    WITH  RESPECT TO THE LYNX SHARES............................       15

ARTICLE.9           CONDITIONS PRECEDENT........................................       23

ARTICLE.10          MISCELLANEOUS...............................................       24

SCHEDULE.1.1        MANTEIA TANGIBLE ASSETS.....................................

SCHEDULE.1.2        MANTEIA PATENTS.............................................

SCHEDULE.1.3        MANTEIA KNOW HOW............................................

SCHEDULE.1.4        MOSAIC LICENSE..............................................

SCHEDULE.2.2        EXAMPLE OF THE COMPUTATION OF THE DEFFERED CONSIDERATION....

SCHEDULE.2.3A       FORM OF ASSIGNMENT OF PATENTS...............................

SCHEDULE.2.3C       WAIVER FROM EMPLOYEES.......................................

SCHEDULE.2.3D       LETTER FROM SERONO SA.......................................

SCHEDULE.2.3I       LETTER TO GLAXOSMITHKLINE...................................

SCHEDULE.2.3J       MOSAIC LICENSE ASSIGNMENT AGREEMENT.........................

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                                                     EXECUTION COPY - 22 03 2004

SCHEDULE.5.1        LYNX DISCLOSURE SCHEDULE....................................

SCHEDULE.5.F        LYNX SECURITIES.............................................

SCHEDULE.5.L        LYNX SECURITIES REGISTRATION RIGHTS.........................

SCHEDULE.8.3A       PLAN OF DISTRIBUTION........................................

SCHEDULE.8.8        EXISTING LYNX REGISTRATION RIGHTS...........................

SCHEDULE.8.10       OTHER REGISTRATION STATEMENT................................

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                                                     EXECUTION COPY - 22 03 2004

This Asset Purchase Agreement (the "AGREEMENT") is made and entered into as of March 22, 2004 ( the "SIGNING DATE") by and between:

MANTEIA SA, a company established under the laws of Switzerland and having its registered office at zone industrielle, 1267 Coinsins, Switzerland (the "SELLER")

                                                                 on the one hand

                                      and

SOLEXA LIMITED, a company established under the laws of England and Wales and having its registered office at Little Chesterford, Saffron Walden, Essex CB10 1XL (hereinafter referred to as "SOLEXA")

                                      and

LYNX THERAPEUTICS INC, a company established under the laws of Delaware and having its registered office at 25861 Industrial Boulevard, Hayward, CA 94545, United States of America (hereinafter referred to as "LYNX")

(Solexa and Lynx hereinafter collectively referred to as the "BUYERS", each of them a "BUYER")

                                                               on the other hand

The Seller and the Buyers are hereinafter collectively referred to as the "PARTIES", and individually as a "PARTY".

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PREAMBLE

Whereas the Seller was incorporated in November 2000 and has been working toward the development of a proprietary technology in the field of genotyping and high throughput sequencing of human DNA.

Whereas, due to financial difficulties, the Seller has initiated on November 4, 2003 a debt restructuring procedure by filing a request for a provisory debt restructuring moratorium pursuant to Article 293 of the Swiss Debt Enforcement and Bankruptcy Statute.

Whereas the Debt Restructuring Court has granted to the Seller a provisory debt restructuring moratorium for a period of two months on November 10, 2003.

Whereas the Debt Restructuring Court has appointed a commissioner (in the person of Mr Bruno Vocat, the "COMMISSIONER") in order to supervise the activities of the Seller.

Whereas a debt restructuring moratorium (the "MORATORIUM") has been granted by the Debt Restructuring Court and is in force until August 2, 2004. The duration of the Moratorium can be further extended by Court decision.

Whereas the Seller currently employs only two employees, of which only Mr Gerardo Turcatti is still in activity for the Seller. All other employment relationships have been terminated by the Seller in accordance with the provisions of the Swiss Federal Code of Obligations ("CO").

Whereas the Seller has organized a bid process for the sale of its assets under the supervision of the Commissioner.

Whereas Lynx and Solexa were allowed to (i) conduct technical and legal due diligence and site visit at the Seller's premises for two consecutive days each,
(ii) ask detailed follow-up questions to the Seller, all of which were promptly answered by the Seller, and (iii) share the results of such investigations with one another.

Whereas the Buyers have shown their interest in purchasing certain assets of the Seller and have sent to the Seller an Offer Letter dated February 17, 2004.

Whereas the Buyers now desire to purchase from the Seller and the Seller desires to sell to the Buyers certain assets of the Seller specifically designated in this Agreement and the related schedules.

Whereas the Parties do not intend to structure the present transaction as a transfer of a business with assets and liabilities in accordance with article 181 CO.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                     ARTICLE.1 PURCHASE AND SALE OF ASSETS

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1.1   On and subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, assign, transfer and deliver to the Buyers and the Buyers agree to purchase from the Seller all of the Seller's right, title and interest in and to the following assets (collectively, the "PURCHASED ASSETS"):

      (i) Tangible assets: the tangible assets set forth in SCHEDULE 1.1 hereto (the "TANGIBLE ASSETS").

      (ii)  Patents: the patents set forth in SCHEDULE 1.2 hereto (the
            "PATENTS").

      (iii) Know how: the know how of the Seller derived from or associated with the Tangible Assets and the Patents (the "KNOW HOW"), including but not limited to the Know How set forth in SCHEDULE 1.3.

      (iv) License: The license to the Patents of Mosaic Technologies as set forth in SCHEDULE 1.4 hereto (the "MOSAIC LICENSE").

1.2 The Parties agree not to structure this purchase as a transfer of a business with assets and liabilities in accordance with art. 181 CO.

                      ARTICLE.2 CLOSING AND PURCHASE PRICE

2.1 The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the latest ten (10) business days following the satisfaction of the Conditions Precedent set forth in clauses (i) and
      (ii) of Article 9.1 below, or such other date as the Parties may mutually agree in writing.

2.2 The aggregate purchase price for the Purchased Assets is USD 4'000'000.- (four million US dollars) (hereinafter referred to as the "PURCHASE PRICE"). The payment of the Purchase Price shall be made as follows:

      (i)   Cash Consideration:

      At the Closing, Solexa shall arrange for payment to the Seller of USD 2'000'000 (two million US Dollars), being fifty (50) percent of the Purchase Price in cash (the "CASH CONSIDERATION") by a wire transfer of freely available USD denominated funds to Seller's bank account to be indicated by the Seller.

      (ii)  Share Consideration:

      At the Closing, Lynx shall issue and deliver to the Seller shares of common stock of Lynx (the "LYNX SHARES") for a value representing the remaining fifty (50) percent of the Purchase Price (the "SHARE CONSIDERATION"). The number of Lynx Shares to be issued and delivered to the Seller for the Share Consideration shall be determined by reference to the average of the volume weighted average price of Lynx Shares for the ten (10) trading days prior to the day prior to the filing date of the Registration Statement with the U.S. Securities and Exchange Commission (the "COMMISSION"), as per Article 8.3 below, less a 20% discount. An example of the computation of the Share Consideration is attached as
      SCHEDULE 2.2. Price and volume information used to determine the number of Lynx Shares to be issued to the Seller shall be extracted from a reliable external source of information such as Reuters or Bloomberg.

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2.3   At the Closing, the Seller shall deliver to the Buyers:

      a) A duly executed assignment of the Patents (notarized and apostilled for Manteia SA), essentially on the form attached hereto as SCHEDULE 2.3a);

      b) The Patents prosecution files, any general and background files and any summaries, searches and opinions relating to the Patents, any and all searches, opinions, summaries etc. relating to the Freedom to Operate
         (FTO) of the Patents and any documentation relating to draft applications or subject-matter considered for filing in the last eighteen (18) months but have never been filed, if any;

      c) Duly executed waivers of the two current employees, essentially in the form attached hereto as SCHEDULE 2.3c);

      d) Letter of Serono, essentially in the form attached hereto, as SCHEDULE 2.3d)

      e) The Tangible Assets;

      f) A duly passed resolution of the board of directors of the Seller approving the execution and consummation of this Agreement;

      g) The approval of the Commissioner to execute and consummate this Agreement;

      h) An approval rendered by the Tribunal d'arrondissement de la Cote, 1260 Nyon (the "DEBT RESTRUCTURING COURT") approving the execution and consummation of this Agreement;

      i) The letter sent to and countersigned by GlaxoSmithKline, a copy of which is attached hereto as SCHEDULE 2.3i);

      j) A written document assigning the Mosaic License to the Buyers (the "MOSAIC LICENSE ASSIGNMENT AGREEMENT") essentially in the form attached hereto as SCHEDULE 2.3j);

      k) A complete set of all agreements still in force or already terminated which relate to the Patents, the Know-How and the Mosaic-License;

      l) A complete set of any and all publications relating to the Patents, the Know-How and the Mosaic-License.

2.4 At Closing the Buyers shall deliver to the Seller duly passed resolutions of the Board of Directors of each of the Buyers approving the execution and consummation of this Agreement.

2.5

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   a) The Buyers undertake to remove from the seller's premises of the Tangible
      Assets and all files and documents relating to the Patents, the Know How and the Mosaic License within 30 days after the Closing.

   b) From the Signing Date on and for 30 days after the Closing, the Seller undertakes to maintain existing security to its premises in order to safeguard the Purchased Assets and all documents related thereto and to keep the premises and its installation in the current working conditions (e.g. electricity, light, air condition etc) so that the Purchased Assets do not lose their functionality;

   c) From the Closing on and for 30 days after the Closing, the Seller undertakes to grant to the Buyers access to its premises from 8 am until 6 pm on each business day in the Canton of Vaud.

             ARTICLE.3 REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1 The Seller represents and warrants, as of the Signing Date and the Closing, to the Buyers as follows:

   a) ORGANIZATION: The Seller is a corporation duly organized and validly existing under the laws of Switzerland. The Seller is under the protection of the Moratorium in accordance with the laws of Switzerland.

   b) AUTHORIZATION: Subject to the Conditions Precedent set forth in Article
      9.1 (i) and (ii) below, the Seller has the requisite corporate power and authority to enter into and consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of its part and no further consent or action is required by its board of directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Seller and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Seller enforceable against it in accordance with its terms.

   c) TANGIBLE ASSETS: The Seller is the legal and beneficial owner of and has good and valid record title, to the extent that valid record to title is capable of existing, to all of the Tangible Assets. All Tangible Assets are owned by the Seller free and clear of all encumbrances.

   d) LITIGATION: To the best of the knowledge of the Seller, no action, claim, suit, judgment, injunction, order, decree, proceeding or investigation is threatened or has ever been notified in writing to the Seller relating to or affecting any of the Purchased Assets and the Seller has never instigated any litigation relating to or affecting any of the Purchased Assets.

   e) PATENTS: All costs and fees pertaining to the prosecution, registration and renewal of the Patents have been duly paid with all the relevant registries and all agents' fees and work in progress has been paid for and will have been paid for at the Closing. The Seller

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         exclusively owns all right, title and interest to and in the Patents free an clear of any encumbrances.

   f) NON-CONTRAVENTION; CONSENTS: To the best of the knowledge of the Seller, neither the execution and delivery of the Agreement, nor the consummation or performance of any of the transactions contemplated hereunder, will directly or indirectly (with or without notice or lapse of time):

            (i) contravene, conflict with or result in a violation of, or give any governmental body the right to challenge any of the transactions contemplated hereunder or to exercise any remedy or obtain any relief under, any order, judgment or decree of any court or other governmental agency to which the Seller, or any of the Tangible Assets, is subject; or

            (ii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is to be included in the Tangible Assets or is held by the Seller.

3.2 The representations and warranties of the Seller are expressly limited to those set forth in this Article 3.1. No other representations or warranties, of whatever nature and whatever kind, are given by the Seller in relation to this Agreement.

3.3 The Seller does not represent or warrant the suitability, usefulness or applicability of the Purchased Assets. The Seller does not represent or warrant either that the Tangible Assets are in good and/or working condition.

3.4 The Buyers performed a due diligence and site visit at the Seller's premises and purchase the Purchased Assets in an "as is" condition.

3.5 The representations and warranties made by the Seller under this Agreement terminate one year after the Closing and shall be limited to a maximum amount equivalent to:

      a)    The Cash Consideration; plus

      b) The net proceeds (after deduction of costs and fees) from the sale of the Lynx Shares (Share Consideration); plus

      c) Any remaining Lynx Shares (Share Consideration) not sold by the Seller and therefore still owned by the Seller.

               ARTICLE.4 REPRESENTATIONS AND WARRANTIES OF SOLEXA

4.1 Solexa represents and warrants to the Seller as of the Signing Date and the Closing, as follows:

   a) ORGANIZATION: Solexa is an entity duly organized, validly existing and in good standing under the laws of England and Wales. Solexa is not aware of any circumstances which could (i) adversely affect the legality, validity or enforceability of this Agreement or (ii)

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      adversely impair its ability to perform fully on a timely basis its obligations under this Agreement.

   b) AUTHORIZATION: Solexa has the corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder.

   c) LITIGATION: There is no action, claim, suit, judgement, injunction, order or decree pending, or to Solexa's knowledge threatened, against Solexa that relates to the transactions contemplated by this Agreement, nor are there agreements or envisaged agreements which are capable of impacting on Solexa's ability to fulfill its obligations under this Agreement.

4.2 The representations and warranties of Solexa are expressly limited to those set forth in Article 4.1. No other representations or warranties, of whatever nature and whatever kind, are given by Solexa in relation to this Agreement.

                ARTICLE.5 REPRESENTATIONS AND WARRANTIES OF LYNX

5.1 Subject to Schedule 5.1, Lynx represents and warrants to the Seller as of the Signing Date and of the Closing as follows:

a) ORGANIZATION: Lynx is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Lynx nor any of its subsidiaries (the"SUBSIDIARIES") is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Lynx and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Lynx, or (iii) adversely impair Lynx's ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

b) AUTHORIZATION: Lynx has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its part and no further consent or action is required by its board of directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by Lynx and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of Lynx enforceable against it in accordance with its terms.

c) NO CONFLICTS: The execution, delivery and performance of this Agreement and the consummation by Lynx of the transactions contemplated hereby do not and will not (i)

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      conflict with or violate any provision of Lynx's certificate or articles of incorporation, bylaws or other organizational or charter documents,
      (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Lynx's debt or otherwise) or other understanding to which Lynx is a party or by which any property or asset of Lynx is bound or affected, except to the extent that such conflict, default or termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Lynx is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of Lynx or of its Subsidiaries is bound or affected.

   d) LITIGATION: There is no action, claim, suit, judgement, injunction, order or decree pending, or to Lynx's knowledge threatened, against Lynx that relates to the transactions contemplated by this Agreement, nor are there agreements or envisaged agreements which are capable of impacting Lynx's ability to fulfill its obligations under this Agreement.

   e) ISSUANCE OF THE LYNX SHARES: The Lynx Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and shall not be subject to preemptive rights or similar rights of stockholders.

   f) CAPITALIZATION: The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of Lynx (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of Lynx) is set forth in SCHEDULE 5.f. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.

      Except as set forth in SCHEDULE 5.f, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of common stock of Lynx (the "COMMON STOCK"), or contracts, commitments, understandings or arrangements by which Lynx is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in SCHEDULE 5.f, there are no anti-dilution or price adjustment provisions contained in any security issued by Lynx (or in any agreement providing rights to security holders) and the issue and sale of the Lynx Shares will not obligate Lynx to issue shares of Common Stock or other securities to any person or entity (other than the Seller) and will not result in a right of any holder of Lynx securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of Lynx, except as specifically disclosed in SCHEDULE 5.f, no person and entity or group of related person and entities beneficially owns (as determined pursuant to Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, the "EXCHANGE ACT"), or has the right to acquire, by agreement with or by obligation binding upon Lynx, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for

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      such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

   g) SEC REPORTS; FINANCIAL STATEMENTS: Lynx has filed all reports required to be filed by it under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") and the EXCHANGE ACT, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Lynx was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Lynx included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and fairly present in all material respects the financial position of Lynx and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements, as such contracts are defined in Section 601(a)(10) of Regulation S-K under the Securities Act, to which Lynx is a party or to which the property or assets of Lynx are subject are included as part of or specifically identified in the SEC Reports.

   h) MATERIAL CHANGES: Since September 30, 2003, the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) Lynx has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Lynx's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) Lynx has not altered its method of accounting or the identity of its auditors, (iv) Lynx has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Lynx has not issued any equity securities to any officer, director, or affiliate except pursuant to existing Lynx stock option and stock purchase plans.

   i) PRIVATE PLACEMENT: Neither Lynx nor any person or entity acting on Lynx's behalf has sold or offered to sell or solicited any offer to buy the Lynx Shares by means of any form of general solicitation or advertising. Neither Lynx nor any person or entity acting on Lynx's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under

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      circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Lynx Shares as contemplated hereby or (ii) cause the offering of the Lynx Shares pursuant to this Agreement to be integrated with prior offerings by Lynx for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any trading market (the Nasdaq Small Cap Market, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, a "TRADING MARKET"). Lynx is not, and is not an affiliate (meaning a person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, an "AFFILIATE") of, an "investment company" within the meaning of the Investment Securities Act of 1940, as amended. Lynx is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

   j) FORM S-3 ELIGIBILITY: Lynx is eligible to register its Common Stock for resale by the Seller using Form S-3 promulgated under the Securities Act.

   k) LISTING AND MAINTENANCE REQUIREMENTS: Except as described in Lynx's Annual Report for the year ended December 31, 2002 initially filed on Form 10-K with the Commission on March 28, 2003, as amended (the "ANNUAL REPORT"), Lynx has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Lynx is not in compliance with the listing or maintenance requirements of such Trading Market.

   l) REGISTRATION RIGHTS: Except as described in SCHEDULE 5.L, Lynx has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of Lynx registered with the Commission or any other governmental authority that have not been satisfied.

5.2 The representations and warranties of Lynx are expressly limited to those set forth in this Article 5.1. No other representations or warranties, of whatever nature and whatever kind, are given by Lynx in relation to this Agreement.

             ARTICLE.6 OTHER COVENANTS AND AGREEMENTS OF THE SELLER

6.1. The Seller undertakes to use best endeavours to assist the Buyers in completing the legal transfer of the Patents to one or both of the Buyers, it being understood that the procedures relating to the registration of the Patents in the name of the Buyers will be carried out by the Buyers. All third party costs (invoices of third parties, registration fees, etc.) in relation thereto, if any, shall be borne by the Buyers, whereas no entity in which Serono has a majority of the voting rights or a majority of the shares shall be considered as a third party. Before instructing any third parties, the Seller shall first consult with the Buyers and obtain their written approval.

6.2.  Seller undertakes for a period of two (2) years after the Closing not to
      (i) directly or indirectly compete with either of the Buyers, (ii) provide products or services to direct or indirect competitors of the Buyers,
      (iii) acquire participations or other interests in such direct or indirect competitors, or (iv) cooperate in any way with, or act for, such direct or indirect competitors. This covenant not to compete extends to all companies and partnerships controlled by Seller.

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      The relevant market with regard to (i) territory and (ii) products and services comprises all markets in which the Buyers, directly or through subsidiaries, offer their products and services at the time of the asserted infringement of the undertaking.

      Further, during two (2) years after the Closing, Seller will not employ (as employee or consultant) any person who is or becomes an employee of either of the Buyers on or after the Signing Date, and will not allow such employment by any company or partnership controlled by Seller.

      For each infringement of the undertakings made in this Article 6.2, Seller owes to the Buyers a contractual penalty of USD 500,000 (five hundred thousand United States Dollars) in accordance with art. 161 para. 1 CO, regardless of the occurrence of actual damages. In addition, Seller owes full indemnification for all damages suffered by the Buyers (without the right to offset the amount of the contractual penalty), and the Buyers may prohibit further infringements of the undertakings and require the elimination of any continued infringement.

6.3. 30 days after the Effective Date, Seller shall use best endeavors to delete all copies of the Know-How remaining in its possession.

6.4. For the purpose of assisting the Buyers in achieving the full transfer of the Purchased Assets, the Seller shall procure to the Buyers the services of Mr. Gerardo Turcatti, three (3) days a week for a period of three (3) months from the Closing, subject to vacation entitlement of seven (7) days over the period. In relation thereto, the Parties agree as follows:

      6.4.1 The salary of Mr Turcatti will be entirely borne by the Seller whereby any additional expenses associated with the provision of the services by Mr. Turcatti will be borne by the Buyers.

      6.4.2 Should the Buyers require the presence of Mr. Turcatti outside of Europe, then Mr. Turcatti shall travel to such place in business class. Mr. Turcatti shall be accommodated in convenient and mutually agreed upon hotels. Any request for the presence of Mr. Turcatti on either of the Buyers' facilities shall be made with, at least, the following written advance notice: two business days for a travel to Solexa's facilities and four business days for a travel to Lynx's facilities.

6.5.

      a) The Seller agrees to the imprinting, so long as is required by this Section, of the following legend on any certificate evidencing Lynx
            Shares:

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT

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            TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN
            ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

      b) Certificates evidencing Lynx Shares shall not be required to contain such legend or any other legend (i) following any sale of such Lynx Shares while a registration statement covering the resale of such Lynx Shares is effective under the Securities Act, provided that the prospectus delivery requirements of the Securities Act have been met, or (ii) following any sale of such Lynx Shares pursuant to Rule 144 under the Securities Act, or (iii) if such Lynx Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Lynx shall cause its counsel to issue a legal opinion on the date that the Registration Statement (as defined under art. 8.3 below) is first declared effective by the Commission, the "EFFECTIVE DATE"). Following the Effective Date or at such earlier time as a legend is no longer required for certain Lynx Shares, Lynx will no later than three trading days (any day on which the Common Stock is listed or quoted on the Nasdaq Small Cap Market, the "TRADING DAYS") following the delivery by the Seller to Lynx or the Transfer Agent of a legended certificate representing such Lynx Shares and following delivery by the Seller to Lynx or Lynx's counsel of a signed and completed notice of sale representing that the prospectus delivery requirements of the Securities Act have been met with respect to such sale, deliver or cause to be delivered to the Seller a certificate representing such Lynx Shares that is free from all restrictive and other legends. Lynx may not make any notation on its records or give instructions to any transfer agent of Lynx that enlarge the restrictions on transfer set forth in this Article.

             ARTICLE.7 OTHER COVENANTS AND AGREEMENTS OF THE BUYERS

The Buyers acknowledge that the Seller has entered into a patent assignment agreement dated June 10, 2002 (the "GSK PATENT ASSIGNMENT AGREEMENT") with Glaxo Group Limited and SmithKline Beecham Corporation ("GLAXOSMITHKLINE") by which the latter have assigned certain patent applications to the Seller and by which the Seller has granted to GlaxoSmithKline a world-wide, non-exclusive license to use such patents applications for internal research purposes. The Buyers thus agree to assume the obligation of the Seller under the GSK Patent Assignment Agreement by granting such license to GlaxoSmithKline on such patent applications.

  ARTICLE.8 OTHER COVENANTS AND AGREEMENTS OF LYNX AND THE SELLER WITH RESPECT
                               TO THE LYNX SHARES

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8.1.  FURNISHING OF INFORMATION: As long as the Seller owns Lynx Shares, Lynx covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Lynx after the date hereof pursuant to the Exchange Act. Upon the request of the Seller, Lynx shall deliver to the Seller a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. During the earlier of (i) the date two years from the Closing or
      (ii) as long as the Seller owns Lynx Shares, if Lynx is not required to file reports pursuant to such laws, it will prepare and furnish to the Seller and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Seller to sell the Lynx Shares under Rule 144. Lynx further covenants that it will take such further action as any holder of Lynx Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

8.2. INTEGRATION: Lynx shall not, and shall use its best efforts to ensure that no Affiliates of Lynx shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Lynx Shares in a manner that would require the registration under the Securities Act of the sale of the Lynx Shares to the Seller, or that would be integrated with the offer or sale of the Lynx Shares for purposes of the rules and regulations of any Trading Market.

8.3.  SHELF REGISTRATION:

      a) No later than the later to occur of (i) 20 days after the Signing Date or (ii) 3 days after the Conditions Precedent set forth in clauses (i) and (ii) of Article 9.1 having been met, Lynx shall prepare and file with the Commission a "Shelf" registration statement covering the resale of all the Lynx Shares for an offering to be made on a continuous basis pursuant to Rule 415 (the "REGISTRATION STATEMENT"). The date on which Lynx files the Registration Statement in accordance with the preceding sentence referred to herein as the "FILING DATE". The Registration Statement shall be on Form S-3 (except if Lynx is not then eligible to register for resale of the Lynx Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Seller may consent) and shall contain (except if otherwise directed by the Seller) the "Plan of Distribution" attached hereto as SCHEDULE 8.3.a.

      b) Lynx shall use its best efforts (as that concept is understood under English law) to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the date that is 60 days after the Closing (the "REQUIRED EFFECTIVENESS DATE"), and shall use its best efforts (as that concept is understood under English law) to keep the Registration Statement continuously effective under the Securities Act until the second anniversary of the Effective Date or such earlier date when all Lynx Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the "EFFECTIVENESS PERIOD").

      c) Lynx shall notify the Seller in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

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      d) Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Seller (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), Lynx shall pay to the Seller an amount of USD 15'000 (fifteen thousand US dollars) in cash, as liquidated damages and not as a penalty. The payments to which the Seller shall be entitled pursuant to this Article 8.3(d) are referred to herein as "Event Payments". Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event Lynx fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

         For such purposes, the occurrence of the Registration Statement not being declared effective on or prior to the Required Effectiveness Date shall constitute an "Event".

      e) Notwithstanding anything in this Agreement to the contrary, Lynx may, by written notice to the Seller, suspend sales under the Registration Statement after the Effective Date thereof and/or require that the Seller immediately cease the sale of shares of Common Stock pursuant thereto if at any time Lynx determines in good faith that the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and cannot be utilized in connection with the sale of shares of Common Stock until it has been appropriately amended. Upon receipt of such notice, the Seller shall immediately discontinue any sales of Lynx Shares pursuant to such registration until the Seller has received copies of a supplemented or amended prospectus or until the Seller is advised in writing by Lynx that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of Lynx's board of directors) the failure to require such suspension would be materially detrimental to Lynx. Furthermore, in no event may Lynx exercise its rights hereunder for a period of more than 7 consecutive Trading Days or more than 20 Trading Days in any twelve month period. Immediately after the end of any suspension period under this Article 8.3(e), Lynx shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the Registration Statement and the ability of the Seller to publicly resell its Lynx Shares pursuant to such effective Registration Statement.

8.4. REGISTRATION PROCEDURES: In connection with Lynx's registration obligations hereunder, Lynx shall:

      a) Not less than three Trading Days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto (specifically excluding any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Seller and to the Seller's counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Seller and the Seller's counsel. Lynx shall not file a Registration Statement or any such prospectus or any amendments or supplements thereto to which the Seller shall reasonably object in good

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         faith. In the absence of any reaction from the Seller within three working days, the Seller is deemed to consent to such documents proposed to be filed.

      b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Lynx Shares for the Effectiveness Period; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Seller true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Lynx Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Seller thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

      c) Notify the Seller and the Seller's counsel as promptly as reasonably possible, and (if requested by any such person or entity) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies Lynx whether there will be a "review" of the Registration Statement; (ii) the Commission comments in writing on the Registration Statement (in which case Lynx shall deliver to the Seller a copy of such comments and of all written responses thereto); (iii) the Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other U.S. Federal or state governmental authority requests any amendment or supplement to the Registration Statement or prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of the Registration Statement or initiates any proceedings, suits, actions, investigations, proceedings ("the Proceedings") for that purpose; (vi) Lynx receives notice of any suspension of the qualification or exemption from qualification of any Lynx Shares for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to Registration Statement, prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      d) Use its best efforts (as that concept is understood under English law) to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Lynx Shares for sale in any jurisdiction, at the earliest practicable moment.

      e) Furnish to the Seller and to the Seller's counsel, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated

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         therein by reference, and all exhibits to the extent requested by such person or entity (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

      f) Promptly deliver to the Seller and to the Seller's counsel, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such person or entity may reasonably request. Lynx hereby consents to the use of such prospectus and each amendment or supplement thereto by the Seller in connection with the offering and sale of the Lynx Shares covered by such prospectus and any amendment or supplement thereto.

      g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Lynx Shares; (ii) take all steps necessary to cause such Lynx Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Seller evidence of such listing; and (iv) maintain the listing of the Lynx Shares on each such Trading Market.

      h) Prior to any public offering of Lynx Shares, use its best efforts (as that concept is understood under English law) to register or qualify or cooperate with the Seller and the Seller's counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Lynx Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Seller requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Lynx Shares covered by the Registration Statement; provided, however, that Lynx shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

      i) Cooperate with the Seller to facilitate the timely preparation and delivery of certificates representing Lynx Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Lynx Shares to be in such denominations and registered in such names as the Seller may request.

      j) Upon the occurrence of any event described in Article 8.4(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      k) Comply with all applicable rules and regulations of the Commission.

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8.5.  REGISTRATION EXPENSES. Lynx shall pay (or reimburse the Seller for) all fees and expenses incident to the performance of or compliance with this
      Article 8 of this Agreement by Lynx, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Lynx Shares and of printing prospectuses requested by the Seller), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for Lynx, (e) fees and expenses of all other persons or entities retained by Lynx in connection with the consummation of the transactions contemplated by Article 8 of this Agreement, and (f) all listing fees to be paid by Lynx to the Trading Market.

8.6.  INDEMNIFICATION.

      a) Lynx shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Seller, its officers, directors, partners, members, agents, brokers (including brokers who offer and sell Lynx Shares as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees, each person or entity who controls the Seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling person or entity, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation reasonable attorney's fees ("the Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Seller furnished in writing to Lynx by the Seller expressly for use therein, or to the extent that such information relates to the Seller or the Seller's proposed method of distribution of Lynx Shares and was reviewed and expressly approved in writing by the Seller expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Article 8.4(c)(v)-(vii), the use by the Seller of an outdated or defective prospectus after Lynx has notified the Seller in writing that the prospectus is outdated or defective and prior to the receipt by the Seller of the Advice contemplated in Article 8.7 below. Lynx shall notify the Seller promptly of the institution, threat or assertion of any Proceeding of which Lynx is aware in connection with the transactions contemplated by this Agreement.

      b) INDEMNIFICATION BY THE SELLER. The Seller shall indemnify and hold harmless Lynx, its directors, officers, agents and employees, each Person who controls Lynx (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of any untrue statement of a material fact contained in the

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         Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Seller to Lynx specifically for inclusion in such Registration Statement or such prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Seller furnished in writing to Lynx by the Seller expressly for use therein, or to the extent that such information relates to the Seller or the Seller's proposed method of distribution of the Lynx Shares and was reviewed and expressly approved in writing by the Seller expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Article 8.4(c)(v)-(vii), the use by the Seller of an outdated or defective Prospectus after Lynx has notified the Seller in writing that the Prospectus is outdated or defective and prior to the receipt by the Seller of the Advice contemplated in Article 8.7 below. In no event shall the liability of the Seller hereunder be greater in amount than two million dollars (USD $2,000,000).

      c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person or entity entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the person or entity from whom indemnity is sought (the "INDEMNIFYING Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any

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         Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Article) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      d) Contribution. If a claim for indemnification under Article 8.6(a) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Article 8.6, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Article was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Article 8.6(c) were determined by prorata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 8.6(c), the Seller shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Seller from the sale of the Lynx Shares subject to the Proceeding exceeds the amount of any damages that the Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Article are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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8.7.  DISPOSITIONS. The Seller agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Lynx Shares pursuant to the Registration Statement. The Seller further agrees that, upon receipt of a notice from Lynx of the occurrence of any event of the kind described in Articles 8.4(c)(v), (vi) or (vii), the Seller will discontinue disposition of such Lynx Shares under the Registration Statement until the Seller's receipt of the copies of the supplemented prospectus and/or amended Registration Statement contemplated by Article 8.4(j), or until it is advised in writing (the "Advice") by Lynx that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement. Lynx may provide appropriate stop orders to enforce the provisions of this paragraph.

8.8. NO PIGGYBACK ON REGISTRATIONS. Other than pursuant to the exercise of existing registration rights by certain stockholders of Lynx as specified in SCHEDULE 8.8 hereto, neither Lynx nor any of its security holders (other than the Seller in such capacity pursuant hereto) may include securities of Lynx in the Registration Statement other than the Lynx Shares, and Lynx shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

8.9. PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Lynx Shares and Lynx shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Lynx shall send to the Seller written notice of such determination and if, within fifteen days after receipt of such notice, the Seller shall so request in writing, Lynx shall include in such registration statement all or any part of such Lynx Shares the Seller requests to be registered.

8.10. OTHER REGISTRATION STATEMENTS. Except for the filing of the Registration Statement, and except as provided in SCHEDULE 8.10, Lynx shall not, for a period from the Signing Date until the day that is 21 days after the Closing, file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

                         ARTICLE.9 CONDITIONS PRECEDENT

9.1. The respective obligations of the Parties to effect the transactions contemplated under this Agreement shall be subject to the following conditions precedent having been met (the "CONDITIONS PRECEDENT"):

      (i) Written consent of the Commissioner by which the Commissioner shall approve the sale of the Purchased Assets to the Buyers, as per the terms of this Agreement;

      (ii) Written consent of the Debt Restructuring Court approving the sale of the Purchased Assets to the Buyers, as per the terms of this Agreement;

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                                                     EXECUTION COPY - 22 03 2004

      (iii) Filing of the Registration Statement by Lynx as defined under 8.3 above; and

      (iv) No material adverse change to the condition of the Purchased Assets between the Signing Date and the Closing.

9.2. The Seller undertakes and agrees to use its best efforts to have the Conditions Precedent set forth in clauses (i) and (ii) of Article 9.1 met as soon as possible after the Signing Date, provided however the Buyers acknowledge and agree that the Seller has not the power to influence the decisions which shall be taken (at their sole and entire discretion) by the Commissioner and by the Debt Restructuring Court.

9.3. Should the Conditions Precedent not be met on or before April 30, 2004, then this Agreement shall be automatically terminated, without prejudice to rights and liabilities accrued by any party prior to such termination.

                            ARTICLE.10 MISCELLANEOUS

10.1. FURTHER ASSURANCES OF THE SELLER: The Seller shall execute and/or cause to be delivered to the Buyers such instruments and other documents, and shall take such other actions, as the Buyers may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated hereunder.

10.2. PUBLICITY. Promptly following the realization of the Condition Precedent
      9.1 (ii), Lynx and Solexa shall issue a joint press release, the contents of which shall be mutually agreed upon between the Parties.

10.3. SEVERAL OBLIGATIONS OF THE BUYERS: Except where the context clearly indicates otherwise, the Buyers' obligations under this Agreement are several and not joint .

10.4. SEVERABILITY: Should one or several provisions of this Agreement be or become invalid, then the Parties hereto shall substitute such invalid provisions by valid ones, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have concluded this Agreement with such new provisions. In case such provisions cannot be found or agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the Parties would not have concluded this Agreement without the invalid provisions.

10.5. NOTICES: All notices, requests, demands, waivers and other communications required or permitted to be given under the Agreements shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, if sent by certified or registered mail with postage prepaid, or if sent by telegram, telefax or by e-mail, as follows:

      (i) If to the Seller, to the following address:

        Manteia SA
        Zone Industrielle

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                                                     EXECUTION COPY - 22 03 2004

        1267 Coinsins
        Switzerland

        with copy to:

   a)   Bruno Vocat
        C/o BfB Societe Fiduciaire SA
        Avenue de Jomini 8
        Case Postale 156
        1009 Lausanne
        Switzerland
        Telephone: (+41-21) 641 46 46
        Fax:       (+41-21) 641 46 40

   b)   Lenz & Staehelin
        Attn Guy Vermeil
        Grand'Rue 25
        1211 Geneve 11
        Switzerland
        Telephone: (+41-22) 318 7000
        Fax:       (+41-22) 318 7001

        or to such other person or address as the Seller shall from time to time specify by notice in writing to be sent by certified mail only to the Buyers.

   (ii) If to the Buyers, to:

   a)   Lynx Therapeutics, Inc
        Attention: Kevin P. Corcoran
        25861 Industrial Bld, Hayward,
        CA 94545 USA
        Tel 510 670 93 00
        Fax 510 670 93 03

   b)   Solexa Limited
        Attention: Nick McCooke
        Chesterford Research Park
        Little Chesterford Nr Saffron Walden
        Essex CB10 1 XL, England
        Tel 44 (0) 1799 532 300
        Fax 44(0) 1799 532 301

        or to such other person or address as the Buyers shall from time to time specify by notice in writing to be sent by certified mail only to the Seller.

10.6. ENTIRE AGREEMENT: This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

10.7. AMENDMENT: Except as otherwise expressly provided herein, no amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless

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                                                     EXECUTION COPY - 22 03 2004

       set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

10.8. COUNTERPARTS: The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

10.9. ASSIGNMENT: This Agreement shall not be assignable or otherwise transferable by any Party without the prior written consent of the others Parties hereto.

10.10. GOVERNING LAW: This Agreement shall be governed by, construed and enforced in accordance with the laws of Switzerland.

10.11. ARBITRATION: Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules.

       The number of arbitrators shall be one. The seat of the arbitration shall be in Geneva. The arbitral proceedings shall be conducted in English language.

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                                                     EXECUTION COPY - 22 03 2004

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of this March 22., 2004.

MANTEIA SA                                     SOLEXA LIMITED

/s/ Francois Naef                              /s/ Nick McCooke
------------------------------                 ---------------------------------
Francois Naef                                  Nick McCooke
                                               Chief Executive Officer

                                               LYNX THERAPEUTICS

                                               /s/ Kevin P. Corcoran
                                               ---------------------------------
                                               Kevin P. Corcoran
                                               President and
                                               Chief Executive Officer